Exhibit 2.1

MASTER REORGANIZATION AGREEMENT

by and among

Ranger Energy Holdings, LLC,

Ranger Energy Holdings II, LLC,

Torrent Energy Holdings, LLC,

Torrent Energy Holdings II, LLC,

RNGR Energy Services, LLC,

Ranger Energy Services, Inc.

and the other parties hereto

August 10, 2017

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Section 5.4.	Further Assurances	15
Section 5.5.	Power of Attorney	15
Section 5.6.	Termination	16
Section 5.7.	Notices	16
Section 5.8.	Successors and Assigns; No Third Party Rights	16
Section 5.9.	Severability	16
Section 5.10.	Waivers and Amendments	16
Section 5.11.	Entire Agreement; Survival	16
Section 5.12.	Governing Law	16
Section 5.13.	Counterparts	16

Exhibits

Exhibit A	-	A&R Certificate of Incorporation of PubCo
Exhibit B	-	A&R Bylaws of PubCo
Exhibit C	-	Form of Certificate of Merger
Exhibit D	-	Form of A&R RNGR LLC Agreement
Exhibit E	-	Form of Tax Receivable Agreement
Exhibit F	-	Form of PubCo Registration Rights Agreement
Exhibit G	-	Form of Stockholders’ Agreement

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MASTER REORGANIZATION AGREEMENT

This Master Reorganization Agreement (this “Agreement”), dated effective as of August 10, 2017, is entered into by and among Ranger Energy Holdings, LLC, a Delaware limited liability company (“RES Holdings”), Ranger Energy Holdings II, LLC, a Delaware limited liability company (“RES Holdings II”), Torrent Energy Holdings, LLC, a Delaware limited liability company (“TES Holdings”), Torrent Energy Holdings II, LLC, a Delaware limited liability company (“TES Holdings II”), Ranger Energy Services, Inc., a Delaware corporation (“PubCo”), RNGR Energy Services, LLC, a Delaware limited liability company (“RNGR”), and each other signatory to this Agreement (each signatory to this Agreement, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, on July 26, 2017, CSL Energy Holdings I, LLC, a Delaware limited liability company (“Offshore Fund I”), and CSL Energy Holdings II, LLC, a Delaware limited liability company (“Offshore Fund II” and, together with Offshore Fund I, the “Offshore Funds”), formed RES Holdings II for purposes of effectuating certain of the transactions set forth in this Agreement;

WHEREAS, on July 26, 2017, Offshore Fund I formed TES Holdings II for purposes of effectuating certain of the transactions set forth in this Agreement;

WHEREAS, the Parties wish to facilitate an initial public offering (the “IPO”) of PubCo, which will be effected using an “Up-C” structure that entails, among other things, offering shares of Class A common stock, par value $0.01 per share, of PubCo (“Class A Common Stock”) to the public, pursuant to, and as more fully described in, a registration statement filed with the U.S. Securities and Exchange Commission, Registration No. 333-218139 (the “Registration Statement”); and

WHEREAS, in connection with the IPO, the Parties desire to effect the restructurings and other transactions set forth in this Agreement, which will occur on the terms and in the sequence set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows, and further agree that the actions set forth in Article II will be deemed to take place in the sequence in which they appear in Article II except as otherwise expressly set forth herein.

ARTICLE I
DEFINITIONS AND CONSTRUCTION

Section 1.1.                                Definitions.  In addition to terms defined in the body of this Agreement, the following capitalized terms have the following meanings:

“Bridge Loans” means each of the loan agreements dated February 22, 2017 by and between RES, as borrower, and one of Offshore Fund II, Bayou or Onshore II, as lender.

“Governmental Authority” means the United States of America and any foreign country, any state, commonwealth, territory or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

“Law” means any applicable federal, state, provincial, municipal, local or foreign statute, law, treaty, ordinance, regulation, rule, code, order or rule of common law.

“Person” means any natural person, limited liability company, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

“Registration Statement” has the meaning set forth in the recitals.

“Reorganization Transactions” means the RES Reorganization Transactions and the TES Reorganization Transactions.

“RES” means Ranger Energy Services, LLC, a Delaware limited liability company.

“RES Carried Interest Equity Value” means the product of (a) as of the date of the first closing of sales of Class A Common Stock pursuant to the IPO, the aggregate dollar value equal to the amount the RES Carried Interest Holders would receive if the RES Pre-Offering Valuation Amount were to be distributed to the Members pursuant to Section 7.1 of the RES Holdings LLC Agreement on such date and (b) 0.228.

“RES Carried Interest Holders” means, collectively, the holders of Class C Units and Class D Units of RES Holdings.

“RES Holdings LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of RES Holdings, a form of which is filed as Exhibit 10.8 to the Registration Statement.

“RES Holdings II LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of RES Holdings II, a form of which is filed as Exhibit 10.10 to the Registration Statement.

“RES Holdings Units” means each outstanding class of units representing limited liability company interests in RES Holdings.

“RES Holdings II Units” means each outstanding class of units representing limited liability company interests in RES Holdings II.

“RES Limited Liability Company Agreement” means the Limited Liability Company Agreement of RES, dated June 19, 2014.

“RES Membership Interest” means the limited liability company interests in RES.

“RES Offshore Fund Equity Value” means, with respect to either Offshore Fund I or Offshore Fund II (as the case may be) as of the date of the first closing of sales of shares of Class A Common Stock pursuant to the IPO, the aggregate dollar value such Person would receive if an amount in cash equal to the RES Pre-Offering Valuation Amount were to be distributed to the Members of RES Holdings pursuant to Section 7.1 of the RES Holdings LLC Agreement on such date.

“RES Parties” means, collectively, RES Holdings, RES Holdings II and RES.

“RES Pre-Offering Valuation Amount” means the product of (x) 0.8 and (y) a dollar amount equal to 7,259,876 multiplied by the per share initial public offering price of the Class A Common Stock to be sold in the IPO, before the gross spread paid to the Underwriters along with related fees and expenses in connection with the IPO.

“RNGR LLC Agreement” means the Limited Liability Company Agreement of RNGR, dated March 3, 2017.

“RNGR Units” means the Units issued under the A&R RNGR LLC Agreement and any equity security of RNGR issued in respect of or in exchange for RNGR Units, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization.

“TES” means Torrent Energy Services, LLC, a Delaware limited liability company.

“TES Carried Interest Equity Value” means the product of (x) as of the date of the first closing of sales of Class A Common Stock pursuant to the IPO, the aggregate dollar value equal to the amount the TES Carried Interest Holders would receive if the TES Pre-Offering Valuation Amount were to be distributed to the Members of TES Holdings pursuant to Sections 5.2 and 5.3 of the TES Holdings LLC Agreement on such date and (y) 0.216.

“TES Carried Interest Holders” means the holders of Class B Units of TES Holdings.

“TES Holdings LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of TES Holdings, a form of which is filed as Exhibit 10.9 to the Registration Statement.

“TES Holdings II LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of TES Holdings II, a form of which is filed as Exhibit 10.11 to the Registration Statement.

“TES Holdings Units” means each outstanding class of units representing limited liability company interests in TES Holdings.

“TES Holdings II Units” means each outstanding class of units representing limited liability company interests in TES Holdings II.

“TES Limited Liability Company Agreement” means the Limited Liability Company Agreement of TES, dated August 7, 2014.

“TES Membership Interest” means the limited liability company interests in TES.

“TES Offshore Fund Equity Value” means as of the date of the first closing of sales of Class A Common Stock pursuant to the IPO, the aggregate dollar value Offshore Fund I would receive if an amount in cash equal to the TES Pre-Offering Valuation Amount were to be distributed to the Members pursuant to Sections 5.2 and 5.3 of the TES Holdings LLC Agreement on such date.

“TES Parties” means, collectively, TES Holdings, TES Holdings II and TES.

“TES Pre-Offering Valuation Amount” means the product of (x) 0.2 and (y) a dollar amount equal to 7,259,876 multiplied by the per share initial public offering price of the Class A Common Stock to be sold in the IPO, before the gross spread paid to the Underwriters along with related fees and expenses in connection with the IPO.

“Transactions” means, collectively, the Reorganization Transactions, the Combination Transactions, the IPO and the transactions contemplated thereby.

Section 1.2.                                Effective Time; Closing Time.  This Agreement is effective at 12:01 a.m. Houston, Texas time as of the date hereof. References to the “Closing Time” in this Agreement refers to 12:01 a.m. Houston, Texas time on the date of the initial closing of the IPO.

Section 1.3.                                Headings; References; Interpretation.  All Article and Section headings in this Agreement are for convenience only and will not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole, including, without limitation, all Exhibits attached hereto, and not to any particular provision of this Agreement.  All references herein to Articles, Sections, and Exhibits will, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Exhibits attached hereto, and all such Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, will include all other genders, and the singular will include the plural and vice versa.  The use herein of the word “including” following any general statement, term or matter will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather will be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

ARTICLE II
RESTRUCTURING ACTIONS AND RELATED MATTERS

Section 2.1.                                RES Internal Restructure.  Prior to the Closing Time, the RES Holdings LLC Agreement and RES Holdings II LLC Agreement shall become effective. Pursuant to

Section 3.22 of the RES Holdings LLC Agreement, each RES Holdings Member is required to execute and deliver all documents reasonably requested by RES Holdings to effect the Transactions and RES Holdings is authorized to effect certain Transactions on its behalf.

Section 2.2.                                TES Internal Restructure.  Prior to the Closing Time, the TES Holdings LLC Agreement and TES Holdings II LLC Agreement shall become effective. Pursuant to Sections 6.6 and 11.2(d) of the TES Holdings LLC Agreement, each TES Holdings Member is required to execute and deliver all documents reasonably requested by TES Holdings to effect the Transactions and RES Holdings is authorized to effect certain Transactions on its behalf.

Section 2.3.                                RES Reorganization Transactions.

(a)                                 Each of (a) the RES Parties, (b) the Offshore Funds, (c) CSL Energy Opportunities Offshore Fund I, L.P., a Cayman Islands exempted limited partnership (“Cayman Fund I”), (d) CSL Energy Opportunities Offshore Fund II, L.P., a Cayman Islands exempted limited partnership (“Cayman Fund II”), (e) CSL Magna, LLC, a Delaware limited liability company (“Magna Blocker”), and (f) CSL Ranger, LLC, a Delaware limited liability company (“Ranger Blocker”) (the Persons identified in clauses (a) through (f), collectively, the “RES Signatories”), shall, and at the Closing Time hereby does, take all of the actions and consummate all of the transactions set forth in this Section 2.3 (the “RES Reorganization Transactions”) that are applicable to such Person.  Each Party agrees that the RES Reorganization Transactions shall be deemed to occur in the order in which they appear in this Section 2.3, occur automatically and without any further action from the RES Signatories and occur simultaneously with the transactions described in the corresponding provisions in Section 2.4.

(b)                                 RES Recapitalization.  RES Holdings hereby amends and restates the RES Limited Liability Company Agreement in the form approved by the Board of Managers of RES Holdings (the “A&R RES LLC Agreement”), and the RES Membership Interests are hereby recapitalized (the “RES Recapitalization”) to consist solely of a single class of units (the “RES Units”).  The aggregate number of RES Units outstanding immediately after the RES Recapitalization is equal to the product of (x) 0.8 and (y) 7,259,876.

(c)                                  RES Redemptions.

(i)                                     RES Holdings hereby redeems from each of Offshore Fund I, Offshore Fund II and each RES Carried Interest Holder all of the RES Holdings Units held by Offshore Fund I and Offshore Fund II and 22.8% of the RES Holding Units that constitute Class C Units and 22.8% of the RES Holdings Units that constitute Class D Units, in each case, held by the RES Carried Interest Holders.  In exchange for such redemptions, (I) each of Offshore Fund I and Offshore Fund II hereby receives from RES Holdings a number of RES Units with a respective value equal to the RES Offshore Fund Equity Value applicable to such Person (with each RES Unit being valued based on the per share initial public offering price of the Class A Common Stock to be sold in the IPO, before the gross spread paid to the Underwriters along with related fees and expenses in connection with the offering (the “IPO Price”)) and (II) each of the RES Carried Interest Holders is hereby entitled to receive from RES Holdings Class C Units and Class D Units in RES Holdings II pursuant to Section 2.3(e).  As a result of such redemption, all right, title and interest in and to such redeemed RES Holdings Units are hereby automatically terminated and such RES Holdings Units are hereby terminated and cancelled without any action of Offshore Fund I, Offshore Fund II or any RES Carried Interest Holder.  In connection with such redemptions, all right, title and interest in and to 22.8% of the authorized but unissued Class C Units and Class D Units of RES Holdings are hereby terminated and cancelled, and Holdings II hereby authorizes, but does not issue, the same number of Class C Units and Class D Units of RES Holdings II as RES Holdings terminated and cancelled pursuant to this sentence.

(ii)                                  RES Holdings hereby contributes to RES Holdings II a number of RES Units with a value equal to the RES Carried Interest Equity Value (with each RES Unit being valued at the IPO Price) in exchange for the issuance by RES Holdings II to RES Holdings of an aggregate amount of Class C Units and Class D Units of RES Holdings II equal to the number of Class C Units and Class D Units of RES Holdings redeemed by RES Holdings from the RES Carried Interest Holders pursuant to Section 2.3(c)(i) of this Agreement.

(iii)                               Offshore Fund I hereby redeems from Ranger Blocker and Ranger Blocker hereby assigns and transfers to Offshore Fund I, all right, title and interest in and to the limited liability company interests in Offshore Fund I held by Ranger Blocker, and in consideration therefor Offshore Fund I hereby conveys, transfers and delivers to Ranger Blocker all right, title and interest in and to the RES Units received by Offshore Fund I pursuant to Section 2.3(c)(i) of this Agreement.

(iv)                              Offshore Fund II hereby redeems from Magna Blocker and Magna Blocker hereby assigns and transfers to Offshore Fund II, all right, title and interest in and to the limited liability company interests in Offshore Fund II held by Magna Blocker, and in consideration therefor Offshore Fund II hereby conveys, transfers and delivers to Magna Blocker all right, title and interest in and to the RES Units received by Offshore Fund II pursuant to Section 2.3(c)(i) of this Agreement.

(d)                                 Contribution of Magna Blocker and Ranger Blocker to Offshore Funds.

(i)                                     Ranger Blocker hereby issues additional limited liability company interests in Ranger Blocker to Cayman Fund I as consideration for the termination of Cayman Fund I’s loan arrangements with Ranger Blocker.  Effective immediately thereafter, Cayman Fund I hereby contributes, conveys, transfers and delivers to Offshore Fund I all right, title and interest in and to the limited liability company interests in Ranger Blocker held by Cayman Fund I, and in consideration therefor Offshore Fund I hereby issues to Cayman Fund I all of the limited liability company interests in Offshore Fund I redeemed by Offshore Fund I from Ranger Blocker in Section 2.4(c)(iii) of this Agreement.

(ii)                                  Magna Blocker hereby issues additional limited liability company interests in Magna Blocker to Cayman Fund II as consideration for the termination of Cayman Fund II’s loan arrangements with Magna Blocker.  Effective immediately thereafter, Cayman Fund II hereby contributes, conveys, transfers and delivers to Offshore Fund II all right, title and interest in and to the limited liability company interests in Magna Blocker held by Cayman Fund II, and in consideration therefor Offshore Fund II hereby issues to Cayman Fund II all of the limited liability company interests in Offshore Fund II redeemed by Offshore Fund II from Magna Blocker in Section 2.4(c)(iv) of this Agreement.

(e)                                  Re-Partnering of RES Carried Interest Holders and Offshore Funds.

(i)                                     RES Holdings hereby conveys, transfers and delivers to each RES Carried Interest Holder a number of Class C Units and Class D Units in RES Holdings II equal to the number of Class C Units and Class D Units in RES Holdings redeemed from such holder in Section 2.3(c)(i) of this Agreement.  Each RES Carried Interest Holder’s Class C Units and Class D Units of RES Holdings II will track the distribution, vesting and forfeiture provisions that apply to such RES Carried Interest Holder’s corresponding Class C Units and Class D Units of RES Holdings.

(ii)                                  Offshore Fund I hereby contributes, conveys, transfers and delivers to RES Holdings II all right, title and interest in and to the limited liability company interests in Ranger Blocker, and in consideration therefor RES Holdings II (I) hereby issues to Offshore Fund I an aggregate number of RES Holdings II Units equal to the number of RES Holdings Units redeemed by RES Holdings from Offshore Fund I in Section 2.3(c)(i) of this Agreement, and (II) shall promptly distribute to Offshore Fund I any payment received from PubCo pursuant to Section 2.6(a)(ii)(V) of this Agreement.  Offshore Fund I’s Preferred Return Account and Capital Return Account in RES Holdings II shall be deemed to be equivalent to its Preferred Return Account and Capital Return Account in RES Holdings immediately prior to the redemptions pursuant to Section 2.3(c)(i).

(iii)                               Offshore Fund II hereby contributes, conveys, transfers and delivers to RES Holdings II all right, title and interest in and to the limited liability company interests in Magna Blocker, and in consideration therefor RES Holdings II (I) hereby issues to Offshore Fund II an aggregate number of RES Holdings II Units equal to the number of RES Holdings Units redeemed by RES Holdings from Offshore Fund II in Section 2.3(c)(i) of this Agreement, and (II) shall promptly distribute to Offshore Fund II any payment received from PubCo pursuant to Section 2.6(a)(ii)(IV) of this Agreement.  Offshore Fund II’s Preferred Return Account and Capital Return Account in RES Holdings II shall be deemed to be equivalent to its Preferred Return Account and Capital Return Account in RES Holdings immediately prior to the redemptions pursuant to Section 2.3(c)(i).

(iv)                              RES Holdings II hereby contributes, conveys, transfers and delivers all right, title and interest in and to the RES Units contributed to RES Holdings II pursuant to Section 2.3(c)(ii) of this Agreement to Ranger Blocker and Magna Blocker on a pro rata basis based on the number of RES Units each such Person owns immediately prior to such contribution, conveyance, transfer and delivery.

(v)                                 Offshore Fund I, Offshore Fund II and each RES Carried Interest Holder are each hereby admitted as a member of RES Holdings II and hold such Person’s RES Holdings II Units in accordance with the terms of the RES Holdings II LLC Agreement.

Section 2.4.                                TES Reorganization Transactions.

(a)                                 Each of (a) the TES Parties, (b) Offshore Fund I, (c) Cayman Fund I and (d) CSL Torrent, LLC, Delaware limited liability company (“Torrent Blocker”) (the Persons identified in clauses (a) through (d), collectively, the “TES Signatories”), shall, and at the Closing Time hereby does, take all of the actions and consummate all of the transactions set forth in this Section 2.4 (the “TES Reorganization Transactions”) that are applicable to such Person.  Each Party agrees that the TES Reorganization Transactions shall be deemed to occur in the order in which they appear in this Section 2.4, occur automatically and without any further action from the TES Signatories and occur simultaneously with the transactions described in the corresponding provisions in Section 2.3.

(b)                                 TES Recapitalization.  TES Holdings hereby amends and restates the TES Limited Liability Company Agreement in the form approved by the Board of Managers of TES Holdings (the “A&R TES LLC Agreement”), and the TES Membership Interests are hereby recapitalized (the “TES Recapitalization”) to consist solely of a single class of units (the “TES Units”).  The aggregate number of TES Units that outstanding immediately after the TES Recapitalization is equal to the product of (x) 0.2 and (y) 7,259,876.

(c)                                  TES Redemptions.

(i)                                     TES Holdings hereby redeems from Offshore Fund I and each TES Carried Interest Holder all of the TES Holdings Units held by Offshore Fund I and 21.6% of the TES Holding Units that constitute Class B Units held by the TES Carried Interest Holders.  In exchange for such redemptions, (I) Offshore Fund I hereby receives from TES Holdings a number of TES Units with a value equal to the TES Offshore Fund Equity Value (with each TES Unit being valued based on the IPO Price) and (II) each of the TES Carried Interest Holders is hereby entitled to receive from TES Holdings Class B Units in TES Holdings II pursuant to Section 2.4(e).  As a result of such redemption, all right, title and interest in and to such redeemed TES Holdings Units are hereby automatically terminated and such TES Holdings Units are hereby terminated and cancelled without any action of Offshore Fund I or any TES Carried Interest Holder.

(ii)                                  TES Holdings hereby contributes to TES Holdings II a number of TES Units with a value equal to the TES Carried Interest Equity Value (with each TES Unit being valued at the IPO Price) in exchange for the issuance by TES Holdings II to TES Holdings of an aggregate amount of Class B Units of TES Holdings II equal to the number of Class B Units of TES Holdings redeemed by TES Holdings from the TES Carried Interest Holders pursuant to Section 2.4(c)(i) of this Agreement.

(iii)                               Offshore Fund I hereby redeems from Torrent Blocker and Torrent Blocker hereby assigns and transfers to Offshore Fund I, all right, title and interest in and to the limited liability company interests in Offshore Fund I held by Torrent Blocker, and in consideration therefor Offshore Fund I hereby conveys, transfers and delivers to Torrent Blocker all right, title and interest in and to the TES Units received by Offshore Fund I pursuant to Section 2.4(c)(i) of this Agreement.

(d)                                 Contribution of Torrent Blocker to Offshore Fund I.  Torrent Blocker hereby issues additional limited liability company interests in Torrent Blocker to Cayman Fund I as consideration for the termination of Cayman Fund I’s loan arrangements with Torrent Blocker.  Effective immediately thereafter, Cayman Fund I hereby contributes, conveys, transfers and delivers to Offshore Fund I all right, title and interest in and to the limited liability company interests in Torrent Blocker held by Cayman Fund I, and in consideration therefor Offshore Fund I hereby issues to Cayman Fund I all of the limited liability company interests in Offshore Fund I redeemed by Offshore Fund I from Torrent Blocker in Section 2.4(c)(iii) of this Agreement.

(e)                                  Re-Partnering of TES Carried Interest Holders and Offshore Fund I.

(i)                                     TES Holdings hereby conveys, transfers and delivers to each TES Carried Interest Holder a number of Class B Units in TES Holdings II equal to the number of Class B Units in TES Holdings redeemed from such holder in Section 2.4(c)(i) of this Agreement.  Each TES Carried Interest Holder’s Class B Units of TES Holdings II will track the distribution, vesting and forfeiture provisions that apply to such TES Carried Interest Holder’s corresponding Class B Units of TES Holdings.

(ii)                                  Offshore Fund I hereby contributes, conveys, transfers and delivers to TES Holdings II all right, title and interest in and to the limited liability company interests in Torrent Blocker, and in consideration therefor TES Holdings II (I) hereby issues to Offshore Fund I an aggregate number of TES Holdings II Units equal to the number of TES Holdings Units redeemed by TES Holdings from Offshore Fund I in Section 2.4(c)(i) of this Agreement, and (II) shall promptly distribute to Offshore Fund I any payment received from PubCo pursuant to Section 2.6(a)(ii)(II) of this Agreement.  Offshore Fund I’s Preferred Return Account and Capital Return Account in TES Holdings II shall be deemed to be equivalent to its Preferred Return Account and Capital Return Account in TES Holdings immediately prior to the redemptions pursuant to Section 2.4(c)(i).

(iii)                               TES Holdings II hereby contributes, conveys, transfers and delivers all right, title and interest in and to the TES Units contributed to TES Holdings II pursuant to Section 2.4(c)(ii) of this Agreement to Torrent Blocker.

(iv)                              Offshore Fund I and each TES Carried Interest Holder are each hereby admitted as a member of TES Holdings II and hold such Person’s TES Holdings II Units in accordance with the terms of the TES Holdings II LLC Agreement.

Section 2.5.                                Amended and Restated Certificate of Incorporation and Bylaws of PubCo.  The Certificate of Incorporation of PubCo shall be, and immediately prior to the Combination Transactions set forth in Section 2.6 below hereby is, amended and restated in the form of the Amended and Restated Certificate of Incorporation of PubCo attached hereto as Exhibit A (as amended, supplemented and restated from time to time, the “A&R Certificate of

Incorporation of PubCo”), which shall be filed with the Delaware Secretary of State on the date of the initial closing of the IPO, and the Bylaws of PubCo shall be, and immediately prior to the Combination Transactions set forth in Section 2.6 below hereby are, amended and restated in the form of the Amended and Restated Bylaws of PubCo attached hereto as Exhibit B (as amended, supplemented and restated from time to time, the “A&R Bylaws of PubCo”).

Section 2.6.                                Combination Transactions.  Each of the RES Signatories, the TES Signatories, PubCo and RNGR shall, and immediately following the consummation of the Reorganization Transactions and the amendment and restatement of PubCo’s Certificate of Incorporation and Bylaws hereby does, take all of the actions and consummate the transactions set forth in this Section 2.6 (the “Combination Transactions”) that are applicable to such Person, and each Party agrees that the Combination Transactions shall be deemed to occur for all purposes in the order in which they appear in this Section 2.6.

(a)                                 Mergers of Blockers Into PubCo.

(i)                                     Pursuant to the Certificate of Merger in the form attached hereto as Exhibit C, which will be filed with the Delaware Secretary of State on the date of the initial closing of the IPO, Magna Blocker, Ranger Blocker and Torrent Blocker (collectively, the “Blockers”) will merge with and into PubCo, with PubCo surviving each of such mergers (collectively, the “Merger”).  This Section 2.6(a), together with any related definitions and other provisions of this Agreement, constitutes an agreement and plan of merger for purposes of such Certificate of Merger and applicable Law.

(ii)                                  Pursuant to the Merger, all limited liability company interests in Magna Blocker, Ranger Blocker and Torrent Blocker will be cancelled, and as consideration therefor PubCo hereby agrees to (I) assign and transfer to TES Holdings II a number of shares of Class A Common Stock equal to the number of TES Units held by Torrent Blocker immediately prior to the Merger, (II) pay $940,408.43 to TES Holdings II on or prior to the eighteen-month anniversary of the initial closing of the IPO (the “NOL Payment Date”), which amount is equal to the estimated value of the accumulated net operating loss carryforwards (“NOLs”) attributable to Torrent Blocker, (III) assign and transfer to RES Holdings II a number of shares of Class A Common Stock equal to the aggregate number of RES Units held by Magna Blocker and Ranger Blocker immediately prior to the Merger, (IV) pay $454,911.86 to RES Holdings II on or prior to the NOL Payment Date, which amount is equal to the estimated value of the NOLs attributable to Magna Blocker, and (V) pay $1,604,679.72 to RES Holdings II on or prior to the NOL Payment Date, which amount is equal to the estimated value of the NOLs attributable to Ranger Blocker.  Each of PubCo’s payments due on the NOL Payment Date pursuant to this Section 2.6(a)(ii) shall be made in, at the option of PubCo, cash, Class A Common Stock (with any such shares of Class A Common Stock being valued at the average of the daily volume weighted average sales price of shares of Class A Common Stock on the New York Stock Exchange rounded to the nearest cent for the thirty consecutive trading days ending on but not including the trading day preceding the NOL Payment Date), or a combination thereof.  For the sake of convenience, the payments referred to in the previous sentence shall be made by PubCo directly to Offshore Fund I and Offshore Fund II, as applicable; provided, however, that the payments shall be deemed to have been originally made by PubCo to RES Holdings II and TES Holdings II, as applicable, and immediately thereafter transferred (x) by RES Holdings II to Offshore Fund I and Offshore Fund II pursuant to Section 2.3(e)(ii)(II) and Section 2.3(e)(iii)(II), respectively, and (y) by TES Holdings II to Offshore Fund I pursuant to Section 2.4(e)(ii)(II).

(iii)                               Upon the effectiveness of the Merger, the 1,000 shares of common stock of PubCo held by RES are automatically and immediately cancelled.

(b)                                 Amendment and Restatement of RNGR Limited Liability Company Agreement.  Each of RES Holdings, TES Holdings and CSL Energy Opportunities Fund II, L.P., a Delaware limited partnership (“Onshore II”) (each a “TRA Party” and collectively, the “TRA Parties”), and PubCo hereby amend and restate the RNGR LLC Agreement in the form of the Amended and Restated Limited Liability Company Agreement of RNGR attached hereto as Exhibit D (as amended, supplemented and restated from time to time, the “A&R RNGR LLC Agreement”).  Each Party that is listed as a signatory on the signature pages to the A&R RNGR LLC Agreement hereby adopts and joins in such agreement and authorizes any authorized officer of RNGR to execute such agreement on its behalf.

(c)                                  PubCo’s Contribution of RES Units and TES Units to RNGR for RNGR Units.  PubCo hereby contributes, conveys, transfers and delivers to RNGR all right, title and interest in and to the RES Units and TES Units held by PubCo as a result of the Merger and in consideration therefor RNGR hereby issues to PubCo an equivalent number of RNGR Units.

(d)                                 RES Holdings and TES Holdings Contribution of RES Units and TES Units to RNGR for RNGR Units.

(i)                                     RES Holdings hereby contributes, conveys, transfers and delivers to RNGR all right, title and interest in and to all of the RES Units held by RES Holdings, and in consideration therefor RNGR hereby issues to RES Holdings an equivalent number of RNGR Units.

(ii)                                  TES Holdings hereby contributes, conveys, transfers and delivers to RNGR all right, title and interest in and to all of the TES Units held by TES Holdings, and in consideration therefor RNGR hereby issues to TES Holdings an equivalent number of RNGR Units.

(e)                                  Redemption of Pre-existing Ownership in RNGR.  Any membership interests in RNGR outstanding prior to the transactions contemplated by Sections 2.6(c) and (d)  are hereby redeemed by RNGR for an aggregate amount of $1,000.

ARTICLE III
INITIAL PUBLIC OFFERING AND RELATED MATTERS

Section 3.1.                                Underwriting Agreement.  Prior to the Closing Time, each of PubCo, RNGR, RES Holdings II and TES Holdings II shall have entered into an underwriting agreement relating to the IPO (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Piper Jaffray & Co. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”); subject to the right of each party to elect to not enter into an Underwriting Agreement at it sole discretion.

Section 3.2.                                Tax Receivable Agreement.  Effective immediately following the transactions described in Article II, PubCo and each TRA Party shall enter into a Tax Receivable Agreement in the form attached hereto as Exhibit E, pursuant to which the TRA Parties will receive certain rights pursuant thereto, as provided therein.

Section 3.3.                                Registration Rights Agreement.  Effective immediately following the transactions described in Article II, PubCo, RES Holdings, TES Holdings, RES Holdings II, TES Holdings II, Onshore II, Offshore Fund II and Bayou Well Holdings Company, LLC, a Delaware limited liability company (“Bayou”) shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit F, pursuant to which the parties thereto will receive certain rights pursuant thereto, as provided therein.

Section 3.4.                                Stockholders’ Agreement.  Effective immediately following the transactions described in Article II, PubCo, RES Holdings, TES Holdings, RES Holdings II, TES Holdings II, Offshore Fund II, Onshore II and Bayou shall enter into a Stockholders’ Agreement in the form attached hereto as Exhibit G, pursuant to which the parties thereto shall set forth certain understandings among themselves, as provided therein.

Section 3.5.                                Repayment of Bridge Loans.

(a)                                 Offshore Fund II shall, and immediately prior to the initial closing of the IPO hereby does, contribute, convey, transfer and deliver to PubCo all of its right, title and interest in and to Offshore Fund II’s loan arrangements with RES under the Bridge Loans (the “Contributed Bridge Loan”), and in consideration therefor PubCo hereby issues 567,895 shares of Class A Common Stock to Offshore Fund II.  PubCo shall, and immediately following the contribution described in the immediately preceding sentence hereby does, contribute, convey, transfer and deliver to RNGR the Contributed Bridge Loan, and in consideration therefor RNGR hereby issues 567,895 RNGR Units to PubCo. RNGR shall, and immediately following the contribution described in the immediately preceding sentence hereby does, terminate the Contributed Bridge Loan.

(b)                                 RNGR shall, and immediately prior to the initial closing of the IPO hereby does, issue 794,663 RNGR Units to Onshore II and 450,000 RNGR Units to Bayou, and in consideration therefor each of Onshore II and Bayou hereby terminates such Parties’ loan arrangements with RES under the Bridge Loans.

Section 3.6.                                Use of IPO Proceeds.

(a)                                 PubCo shall, and immediately following the initial closing of the IPO hereby does, contribute (i)  all of the net proceeds received by it from the IPO and (ii) a number of shares of its Class B Common Stock equal to the number of RNGR Units issued pursuant to Section 2.6(d) and Section 3.5(b) of this Agreement to RNGR in exchange for the issuance of a number of RNGR Units to PubCo equal to the number of shares of Class A Common Stock issued by PubCo to the Underwriters in connection with the initial closing of the IPO.

(b)                                 RNGR shall, and immediately following the contribution described in Section 3.6(a) of this Agreement hereby does, distribute to each of its members (other than PubCo), pro rata, in accordance with the number of RNGR Units owned by each such member, the shares of the Company’s Class B Common Stock it received pursuant to Section 3.6(a) of this Agreement.

(c)                                  PubCo shall, and immediately following any closing of the issuance and sale of shares of Class A Common Stock pursuant to the Underwriters’ option to purchase additional shares of Class A Common Stock in the IPO (the “Option”) hereby does, contribute all of the net proceeds received by it pursuant to such Option to RNGR in exchange for a number of RNGR Units equal to the number of shares of Class A Common Stock issued and sold by PubCo pursuant to such Option exercise.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants, solely with respect to itself, to the other Parties as follows:

Section 4.1.                                Organization.  Such Party, other than individuals, is a corporation, limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing (where such concept exists) under the Laws of the jurisdiction of its organization, and has all requisite corporate, partnership or limited liability company, as applicable, power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power, authority and governmental approvals would not have, individually or in the aggregate, a material adverse effect on such Party or on the consummation of the transactions contemplated hereby.

Section 4.2.                                Authority; Enforceability.  Such Party has the requisite corporate, limited partnership, limited liability company or other power and authority, as applicable, to execute and deliver this Agreement and to perform its obligations hereunder.  The execution, delivery and performance by such Party of this Agreement and the consummation of the transactions have been duly authorized by its board of directors or other governing body, as applicable, and no other action is necessary to authorize the execution and delivery by it of this Agreement or the performance of its obligations hereunder.  This Agreement has been duly executed and delivered by such Party, and, assuming due and valid authorization, execution and delivery hereof by the other Parties hereto, this Agreement is a valid and binding obligation, enforceable against it in accordance with its terms.

Section 4.3.                                Consents and Approvals; No Violations.  None of the execution, delivery or performance of this Agreement by such Party, or compliance by it with any of the provisions hereof, do, nor will, (a) conflict with or result in any breach of any provision of the certificate of incorporation and by-laws, partnership agreement, limited liability company agreement, or similar organizational documents of such Party, as applicable, (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Authority, or (c) violate any Law applicable to such Party or any of its properties or assets, excluding from the foregoing clauses (b) and (c) such filings, permits, authorizations, consents, violations, breaches, defaults, rights, obligations or encumbrances which would not, individually or in the aggregate, have a material adverse effect on such Party or on the consummation of the transactions contemplated hereby.

Section 4.4.                                Ownership of Interests.  Each Party contributing, issuing, delivering, or exchanging interests hereby, owns all such interests free and clear of all liens, encumbrances, security interest, equities, charges or claims.  There are no preferential rights to purchase, rights of first refusal or similar rights that are applicable to the contribution, issuance, delivery or exchange of such interests in connection with the transactions contemplated hereby which have not been waived by the Person holding such rights.

Section 4.5.                                Bankruptcy.  There are no bankruptcy, reorganization, receivership or other insolvency type proceedings pending, being contemplated by or, to such Party’s knowledge, threatened against such Party.

Section 4.6.                                Litigation.  No suit, action or litigation by any Person by or before any tribunal or Governmental Authority is pending or, to such Party’s knowledge, threatened against such Party or its affiliates that would, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the ability of such Party to perform its obligations hereunder or consummate the transactions contemplated hereby.

Section 4.7.                                Independent Investigation.  Each Party has reviewed with, or has had opportunity to consult with, their own independent legal and tax advisors regarding the transactions contemplated hereby, including the U.S. federal, state, local, foreign and other tax consequences of the transactions contemplated hereby and hereby acknowledges that neither PubCo or RNGR nor their advisors (including Vinson & Elkins L.L.P.) has provided to such Party any such legal or tax advice regarding the transactions contemplated hereby.

Section 4.8.                                No Tax Representations.  Each Party acknowledges and agrees that RNGR and PubCo are making no representation or warranty as to the U.S. federal, state, local, foreign or other tax consequences to any Party hereto as a result of the transactions contemplated by this Agreement.  The RES Signatories and TES Signatories understand that each of them (and not RNGR or PubCo) will be responsible for such Person’s own tax liability that may arise as a result of the transactions contemplated hereby.

ARTICLE V
MISCELLANEOUS

Section 5.1.                                Consents; Deemed Amendment to Agreements.  To the extent required under applicable Law or the governing documents of any of the Parties or any documents to which they are party, each Party hereby acknowledges that this Agreement constitutes the written consent of such Party to each of the agreements and transactions described herein, including in its capacity as a member or manager of any other Party.  In addition, the transactions contemplated hereby are hereby approved pursuant to (a) the power of attorney granted the managers and the signing authority granted the officers of RES Holdings pursuant to Section 3.22 of the RES Holdings LLC Agreement and the member consent of RES Holdings authorizing this Agreement, as applicable, and (b) the power of attorney granted the managers and the signing authority granted the officers of TES Holdings pursuant to Sections 6.6 and 11.2(d) of the TES Holdings LLC Agreement and the member consent of TES Holdings authorizing this Agreement, as applicable.  In addition, each Party hereby agrees that, to the extent this Agreement is inconsistent with or covers applicable items not otherwise provided under the RES Holdings LLC Agreement, one or more restricted unit agreements entered into between a RES Carried Interest Holder and either RES Holdings or RES Holdings II, RES Holdings II LLC Agreement, the TES Holdings LLC Agreement, one or more award agreements entered into between a TES Carried Interest Holder and either TES Holdings or TES Holdings II, the TES Holdings II LLC Agreement or the A&R RNGR LLC Agreement, this Agreement shall be deemed to amend such agreements.

Section 5.2.                                Deed; Bill of Sale; Assignment.  To the extent required and permitted by applicable Law, this Agreement will also constitute a “deed,” “bill of sale” “stock power” or “assignment” of the assets, shares and membership and other interests referenced herein, as well as an amendment of the relevant agreements, without the need for any further assignment or transfer document.

Section 5.3.                                FIRPTA Certificate.  Prior to the initial closing of the IPO, each Party shall deliver to PubCo, a duly executed certificate meeting the requirements of Treasury Regulation Section 1.1445-2 certifying either (a) that such Party is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code, or (b) that such transferred property is not a U.S. real property interest within the meaning of Section 897 of the Internal Revenue Code.

Section 5.4.                                Further Assurances.  Each of the Parties hereby agrees to execute, acknowledge and deliver all such additional assignments, stock powers, conveyances, instruments, notices and other documents, and to do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate (a) to more fully assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) to more fully and effectively vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests and shares contributed and assigned by this Agreement or intended to be so and (c) to more fully and effectively carry out the purposes and intent of this Agreement.

Section 5.5.                                Power of Attorney.  Each Party hereby makes, constitutes and appoints Charles S. Leykum and Robert S. Shaw Jr. as its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file and record any instrument that is now or may hereafter be deemed necessary by each such attorneys-in-fact in its reasonable discretion to carry out fully the provisions and the agreements, obligations and covenants of such Party under this Agreement and the transactions contemplated hereby.  Each Party hereby gives each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with such Party’s obligations and agreements pursuant to this Agreement and the transactions contemplated hereby as fully as such Party might or could do personally, and hereby ratifies and confirms all that any such attorney-in-fact will lawfully do or cause to be done by virtue of the power of attorney granted hereby.  The power of attorney granted pursuant to this Section 5.5 is a special power of attorney, coupled with an interest, and is irrevocable, and will survive the bankruptcy, insolvency, dissolution or cessation of existence of the applicable Party.

Section 5.6.                                Termination.  This Agreement shall terminate and be of no further force or effect if the IPO has not been completed by 11:59 p.m. Houston time on December 31, 2017.

Section 5.7.                                Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by facsimile or electronic mail to such Party at the address set forth on its signature page to this Agreement (or such other address as shall be specified by like notice).

Section 5.8.                                Successors and Assigns; No Third Party Rights.  This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns.  This Agreement is not intended to, and does not, create rights in any other Person, and no Person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.

Section 5.9.                                Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the Laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity will not invalidate the entire Agreement.  Instead, this Agreement will be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment will be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 5.10.                         Waivers and Amendments.  Any waiver of any term or condition of this Agreement, or any amendment or supplement to this Agreement, will be effective only if in writing and signed by the Parties.  A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement will not in any way affect, limit or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

Section 5.11.                         Entire Agreement; Survival.  This Agreement, together with the agreements and other documents referenced herein, constitutes the entire agreement among the Parties pertaining to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining thereto.  The provisions of this Agreement (including the representations and warranties hereunder) shall survive the initial closing of the IPO, and shall continue indefinitely.

Section 5.12.                         Governing Law.  This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware.

Section 5.13.                         Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means) with the same effect as if all Parties had signed the same document.

*                                         *                                         *                                         *                                         *

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date first written above.

RANGER ENERGY HOLDINGS, LLC

By:	/s/ Charles S. Leykum
Name:	Charles S. Leykum
Title:	Senior Vice President
Address:
c/o CSL Capital Management, LLC
1000 Louisiana Street
Suite 3850
Houston, TX 77002
Attn: Charles S. Leykum
Email: charlie@cslenergy.com
Facsimile: (281) 946-8967

TORRENT ENERGY HOLDINGS, LLC

By:	/s/ Charles S. Leykum
Name:	Charles S. Leykum
Title:	Senior Vice President
Address:
1304 Langham Creek Drive
Suite 212
Houston, Texas 77084
Attn: Charles S. Leykum
Email: charlie@cslenergy.com
Facsimile:

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

RANGER ENERGY SERVICES, LLC

By:	Ranger Energy Holdings, LLC,
its member

	By:	/s/ Charles S. Leykum
	Name:	Charles S. Leykum
	Title:	Senior Vice President
Address:
c/o CSL Capital Management, LLC
1000 Louisiana Street
Suite 3850
Houston, TX 77002
Attn: Charles S. Leykum
Email: charlie@cslenergy.com
Facsimile: (281) 946-8967

TORRENT ENERGY SERVICES, LLC

By:	Torrent Energy Holdings, LLC,
its member

	By:	/s/ Charles S. Leykum
	Name:	Charles S. Leykum
	Title:	Senior Vice President
Address:
1304 Langham Creek Drive
Suite 212
Houston, Texas 77084
Attn: Charles S. Leykum
Email: charlie@cslenergy.com
Facsimile:

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

RANGER ENERGY HOLDINGS II, LLC

By:	/s/ Charles S. Leykum
Name:	Charles S. Leykum
Title:	Manager
Address:
c/o CSL Capital Management, LLC
1000 Louisiana
Suite 3850
Houston, TX 77002
Attn: Charles S. Leykum
Email: charlie@cslenergy.com
Facsimile: (281) 946-8967

TORRENT ENERGY HOLDINGS II, LLC

By:	CSL Energy Holdings I, LLC,
its managing member

By:	CSL Energy Opportunity GP I, LLC,
its managing member

	By:	/s/ Charles S. Leykum
	Name:	Charles S. Leykum
	Title:	Managing Member
Address:
c/o CSL Capital Management, LLC
1000 Louisiana
Suite 3850
Houston, TX 77002
Attn: Charles S. Leykum
Email: charlie@cslenergy.com
Facsimile: (281) 946-8967

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

RANGER ENERGY SERVICES, INC.

By:		/s/ Robert S. Shaw Jr.
Name:		Robert S. Shaw Jr.
Title:		Chief Financial Officer
Address:
800 Gessner Street
Suite 1000
Houston, Texas 77024
Attn: Robert S. Shaw Jr.
Email: Robert.Shaw@rangerenergy.com
Facsimile:

RNGR ENERGY SERVICES, LLC

By:		Ranger Energy Services, Inc.,
its sole member

	By:	/s/ Robert S. Shaw Jr.
	Name:	Robert S. Shaw Jr.
	Title:	Chief Financial Officer
Address:
800 Gessner Street
Suite 1000
Houston, Texas 77024
Attn: Robert S. Shaw Jr.
Email: Robert.Shaw@rangerenergy.com
Facsimile:

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

CSL ENERGY OPPORTUNITIES OFFSHORE FUND I, L.P.

By:	CSL Energy Opportunity GP I, LLC,
its general partner

	By:	/s/ Charles S. Leykum
	Name:	Charles S. Leykum
	Title:	Managing Member
Address:
1000 Louisiana Street
Suite 3850
Houston, Texas 77002
Attn: Charles S. Leykum
Email: charlie@cslenergy.com
Facsimile: (281) 946-8967

CSL ENERGY OPPORTUNITIES OFFSHORE FUND II, L.P.

By:	CSL Energy Opportunity GP II, LLC,
its general partner

	By:	/s/ Charles S. Leykum
	Name:	Charles S. Leykum
	Title:	Managing Member
Address:
1000 Louisiana Street
Suite 3850
Houston, Texas 77002
Attn: Charles S. Leykum
Email: charlie@cslenergy.com
Facsimile: (281) 946-8967

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

CSL ENERGY HOLDINGS I, LLC

By:	CSL Energy Opportunity GP I, LLC,
its managing member

	By:	/s/ Charles S. Leykum
	Name:	Charles S. Leykum
	Title:	Managing Member
Address:
1000 Louisiana Street
Suite 3850
Houston, Texas 77002
Attn: Charles S. Leykum
Email: charlie@cslenergy.com
Facsimile: (281) 946-8967

CSL ENERGY HOLDINGS II, LLC

By:	CSL Energy Opportunity GP II, LLC,
its managing member

	By:	/s/ Charles S. Leykum
	Name:	Charles S. Leykum
	Title:	Managing Member
Address:
1000 Louisiana Street
Suite 3850
Houston, Texas 77002
Attn: Charles S. Leykum
Email: charlie@cslenergy.com
Facsimile: (281) 946-8967

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

CSL ENERGY OPPORTUNITIES FUND II, L.P.

By:	CSL Energy Opportunity GP II, LLC,
its general partner

	By:	/s/ Charles S. Leykum
	Name:	Charles S. Leykum
	Title:	Managing Member
Address:
1000 Louisiana Street
Suite 3850
Houston, Texas 77002
Attn: Charles S. Leykum
Email: charlie@cslenergy.com
Facsimile: (281) 946-8967

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

CSL MAGNA, LLC

By:	CSL Energy Opportunity GP II, LLC,
its required member & authorized signatory

	By:	/s/ Charles S. Leykum
	Name:	Charles S. Leykum
	Title:	Managing Member
Address:
1000 Louisiana Street
Suite 3850
Houston, Texas 77002
Attn: Charles S. Leykum
Email: charlie@cslenergy.com
Facsimile: (281) 946-8967

CSL RANGER, LLC

By:	CSL Energy Opportunity GP I, LLC,
its required member & authorized signatory

	By:	/s/ Charles S. Leykum
	Name:	Charles S. Leykum
	Title:	Managing Member
Address:
1000 Louisiana Street
Suite 3850
Houston, Texas 77002
Attn: Charles S. Leykum
Email: charlie@cslenergy.com
Facsimile: (281) 946-8967

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

CSL TORRENT, LLC

By:	CSL Energy Opportunity GP I, LLC,
its required member & authorized signatory

	By:	/s/ Charles S. Leykum
	Name:	Charles S. Leykum
	Title:	Managing Member
Address:
1000 Louisiana Street
Suite 3850
Houston, Texas 77002
Attn: Charles S. Leykum
Email: charlie@cslenergy.com
Facsimile: (281) 946-8967

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

BAYOU WELL HOLDINGS COMPANY, LLC

By:	/s/ Brett T. Agee
Name:	Brett T. Agee
Title:	President and Chief Executive Officer
Address:
800 Gessner Rd., Suite 1000
Houston, Texas 77024
Attn: Brett T. Agee
Email: brett.agee@bayouwellserives.com
Facsimile: 713-463-1501

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

Exhibit A

A&R Certificate of Incorporation of PubCo

See attached.

Exhibit B

A&R Bylaws of PubCo

See attached.

Exhibit C

Form of Certificate of Merger

See attached.

Exhibit D

Form of A&R RNGR LLC Agreement

See attached.

Exhibit E

Form of Tax Receivable Agreement

See attached.

Exhibit F

Form of PubCo Registration Rights Agreement

See attached.

Exhibit G

Form of Stockholders Agreement

See attached.